UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 28, 2013

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Damastown, Mulhuddart

Dublin 15, Ireland

(Address of principal executive offices)

+353 (1) 880-8180

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreements

On June 28, 2013, in connection with the Distribution (as defined below), Mallinckrodt plc (“Mallinckrodt” or the “Company”) entered into several agreements with Covidien plc (“Covidien”) that govern the relationship of the parties following the Distribution, including the following:

•	Separation and Distribution Agreement

•	Tax Matters Agreement

•	Employee Matters Agreement

•	Transition Services Agreement

A summary of the material terms of these agreements can be found in the section entitled “Our Relationship with Covidien Following the Distribution” in the Information Statement, dated June 17, 2013, filed as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference. The summary is qualified in its entirety by reference to the Separation and Distribution Agreement, the Tax Matters Agreement, the Employee Matters Agreement and the Transition Services Agreement filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Debt Arrangements

In connection with the separation of the Pharmaceuticals business of Covidien from the rest of Covidien, on April 11, 2013, Mallinckrodt International Finance S.A. (“MIFSA”), which at the time was a wholly owned subsidiary of Covidien and became a wholly owned subsidiary of Mallinckrodt upon completion of the Distribution, and Covidien International Finance S.A. (“CIFSA”), a wholly owned subsidiary of Covidien, entered into an indenture with Deutsche Bank Trust Company Americas, as trustee (the “Indenture”), relating to the issuance by MIFSA of $300,000,000 aggregate principal amount of 3.500% senior notes due 2018 (the “2018 Notes”) and $600,000,000 aggregate principal amount of 4.750% senior notes due 2023 (the “2023 Notes” and, together with the 2018 Notes, the “Notes”). MIFSA will pay interest on the notes semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2013.

The Notes were initially guaranteed by CIFSA on an unsecured and unsubordinated basis pursuant to the Indenture (the “CIFSA Guarantee”). On June 28, 2013, the CIFSA Guarantee terminated and was automatically and unconditionally released. Also on June 28, 2013, Mallinckrodt and MIFSA entered into a supplemental indenture with Deutsche Bank Trust Company Americas, as trustee (the “Supplemental Indenture”), pursuant to which Mallinckrodt agreed to guarantee the Notes on an unsecured and unsubordinated basis upon the release of the CIFSA Guarantee.

MIFSA may redeem all of the Notes at any time, and some of the Notes, from time to time, at a redemption price equal to the principal amount of the Notes redeemed plus a make-whole premium.

The Indenture contains covenants limiting the ability of MIFSA and its restricted subsidiaries (and Mallinckrodt, as guarantor) to incur certain liens; the ability of MIFSA and its restricted subsidiaries (and Mallinckrodt, as guarantor) to enter into sale and lease-back transactions; and the ability of MIFSA and, for so long as it guarantees the Notes, Mallinckrodt, to merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person.

The preceding summary of the terms of the Indenture and the Supplemental Indenture is qualified in its entirety by reference to the Indenture and the Supplemental Indenture filed as Exhibits 4.2 and 4.3, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Rights Agreement

The information in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Indemnification Arrangements

The information under the heading “Indemnification Arrangements” in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 28, 2013, Covidien completed the previously announced separation of the Pharmaceuticals business of Covidien from the rest of Covidien by means of a dividend in specie of the Pharmaceuticals business, which was effected by the transfer of the Pharmaceuticals business from Covidien to Mallinckrodt and the issuance by Mallinckrodt of ordinary shares directly to Covidien’s shareholders, as described in the Information Statement (the “Distribution”). Mallinckrodt is now an independent public company trading under the symbol “MNK” on the New York Stock Exchange. In the Distribution, Mallinckrodt issued one ordinary share for every eight ordinary shares of Covidien held as of June 19, 2013. Mallinckrodt issued a total of approximately 57 million ordinary shares in the Distribution. Prior to the Distribution, all of Mallinckrodt’s issued shares were held beneficially by an Irish corporate services provider. In connection with the Distribution, Mallinckrodt acquired the shares held beneficially by the Irish corporate services provider for no consideration and cancelled these shares. A copy of the press release issued by Mallinckrodt on July 1, 2013 announcing completion of the Distribution is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the heading “Debt Arrangements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On June 28, 2013, the Board of Directors (the “Board”) of Mallinckrodt authorized the issuance of one preferred share purchase right (a “Right”) for each outstanding ordinary share, par value $0.20 per share, of the Company (the “ordinary shares”) and the Company entered into the Rights Agreement with Computershare Trust Company, N.A., as the Rights Agent, dated as of June 28, 2013 (the “Rights Agreement”). The Rights will be issued on July 9, 2013 to the shareholders of record on July 9, 2013.

The Board has adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 10% or more of the outstanding ordinary shares of the Company without the prior approval of the Board. The Rights Agreement should not interfere with any merger or other business combination approved by the Board.

A summary of the terms of the Rights Agreement follows. This description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as Exhibit 4.1 to this Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company.

The Rights. The Rights will initially trade with, and will be inseparable from, the ordinary shares. The Rights are evidenced only by book-entry credits that represent ordinary shares. New Rights will accompany any new ordinary shares the Company issues after July 9, 2013 until the earlier of the Distribution Date described below and any redemption or expiration of the Rights.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-hundredth of a Series A Junior Participating Preferred Share (a “Preferred Share”) for $400.00 (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the shareholder approximately the same dividend, voting and liquidation rights as would one ordinary share. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until ten (10) days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 10% or more of the outstanding ordinary shares.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying ordinary shares or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934 (the “Exchange Act”)—are treated as beneficial ownership of the number of the Company’s ordinary shares equivalent to the economic exposure created by the derivative position, to the extent actual ordinary shares of the Company are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Plan are excepted from such imputed beneficial ownership.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, any transfer of ordinary shares will constitute a transfer of Rights. After that date, the Rights will separate from the ordinary shares and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of ordinary shares. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $400.00, purchase ordinary shares of the Company with a market value of $800.00, based on the market price of the ordinary shares prior to such acquisition.

•

Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $400.00, purchase shares of the acquiring company with a market value of $800.00, based on the market price of the acquiring company’s stock prior to such transaction.

•

Notional Shares. Shares held by affiliates and associates of an Acquiring Person, and Notional Shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions

Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle its holder to quarterly dividend payments of $0.01, or an amount equal to the dividend paid on one ordinary share, whichever is greater.

•	will entitle its holder upon liquidation either to receive $1.00 or an amount equal to the payment made on one ordinary share, whichever is greater.

•	will have the same voting power as one ordinary share.

•

if ordinary shares of the Company are exchanged via merger, consolidation, scheme of arrangement or a similar transaction, will entitle holders to a per share payment equal to the payment made on one ordinary share.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one ordinary share.

Expiration. The Rights will expire on June 28, 2014.

Redemption. The Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of its ordinary shares.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding ordinary shares of the Company, the Board may extinguish the Rights by exchanging one ordinary share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or ordinary shares. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

The Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Resignation of Directors

On June 13, 2013, when Mallinckrodt’s Registration Statement on Form 10, initially filed with the SEC on February 1, 2013, as amended, was declared effective, the members of the Board consisted of Mark Trudeau, Matthew Harbaugh, Peter Edwards and David Keenan. On June 17, 2013, JoAnn A. Reed was appointed to the Board.

In connection with the Distribution, on June 28, 2013, Matthew Harbaugh, Peter Edwards and David Keenan resigned from the Board, and Melvin D. Booth, David R. Carlucci, J. Martin Carroll, Diane H. Gulyas, Nancy S. Lurker, Kneeland C. Youngblood, M.D. and Joseph A. Zaccagnino were appointed to the Board.

Mr. Booth and Ms. Gulyas, each of whom has been determined by the Board to be independent under Securities and Exchange Commission (“SEC”) rules and New York Stock Exchange (“NYSE”) listing standards applicable to audit committee members, were appointed to the Audit Committee effective June 28, 2013. The audit committee is now comprised of Ms. Reed (who serves as the Chair), Mr. Booth and Ms. Gulyas.

Mr. Carlucci, Ms. Gulyas and Ms. Lurker, each of whom has been determined by the Board to be independent under SEC rules and NYSE listing standards applicable to compensation committee members, were appointed to the Compensation and Human Resources Committee effective June 28, 2013. Mr. Carlucci was appointed the Chair of the Compensation and Human Resources Committee.

Mr. Zaccagnino, Mr. Carroll and Dr. Youngblood, each of whom has been determined by the Board to be independent under NYSE listing standards, were appointed as members of the Nominating and Governance Committee effective June 28, 2013. Mr. Zaccagnino was appointed the Chair of the Nominating and Governance Committee.

Lastly, Mr. Carroll, Dr. Youngblood and Mr. Zaccagnino, each of whom has been determined by the Board to be independent under NYSE listing standards, were appointed members of the Compliance Committee effective June 28, 2013. Mr. Carroll was appointed the Chair of the Compliance Committee.

Indemnification Arrangements

On June 28, 2013, Mallinckrodt entered into deeds of indemnification with each of Mallinckrodt’s directors and Secretary (the “Deeds of Indemnification”), and Mallinckrodt Brand Pharmaceuticals, Inc., a Delaware corporation and a wholly owned subsidiary of Mallinckrodt (“Brand Pharma”), entered into indemnification agreements with each of Mallinckrodt’s directors and Secretary (the “Indemnification Agreements”), substantially in the forms filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K. The Deeds of Indemnification and Indemnification Agreements (together, the “Indemnification Arrangements”) provide, respectively, that Mallinckrodt and Brand Pharma will, to the fullest extent permitted by law, indemnify each indemnitee against claims related to such indemnitee’s service to Mallinckrodt, except (i) in respect of any claim as to which a final and non-appealable judgment is rendered against the indemnitee for an accounting of profits made from the purchase or sale by such indemnitee of securities of Mallinckrodt pursuant to the provisions of Section 16(b) of the Exchange Act or similar provision of any federal, state or local laws; (ii) in respect of any claim as to which a court of competent jurisdiction has determined in a final and non-appealable judgment that indemnification is not permitted under applicable law; or (iii) in respect of any claim as to which the indemnitee is convicted of a crime constituting a felony under the laws of the jurisdiction where the criminal action was brought (or, where a jurisdiction does not classify any crime as a felony, a crime for which the indemnitee is sentenced to death or imprisonment for a term exceeding one year). Because Mallinckrodt is an Irish public limited company, the Irish Companies Acts only permit Mallinckrodt to pay the costs or discharge the liability of a director or the Secretary where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or Secretary acted honestly and reasonably and ought fairly to be excused. The Indemnification Agreements provide for Brand Pharma to advance the indemnitee’s expenses subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that such person is not entitled to indemnification. The Indemnification Agreements further provide that prior to seeking an indemnification payment or expense advancement from Brand Pharma under the Indemnification Agreement, the indemnitee shall seek an indemnification payment or expense advancement under any applicable insurance policy and shall request that Mallinckrodt consider in its discretion whether to make such indemnification payment or expense advancement. The Deeds of Indemnification provide that Mallinckrodt will consider whether to make such indemnification payment or expense advancement based on the facts and circumstances related to the request. In the event an indemnification payment or expense advancement is not received pursuant to an insurance policy, or from Mallinckrodt, within five business days of the later of the indemnitee’s request of the insurer and his or her request of Mallinckrodt, the indemnitee shall be entitled to receive such indemnification payment or expense advancement from Brand Pharma pursuant to the terms of the Indemnification Agreement. Any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular proceeding with respect to which the indemnitee is seeking indemnification, or an independent counsel (if a change of control as defined in the Indemnification Arrangements has occurred), may preclude an indemnification payment or expense advance under the Indemnification Arrangements if such person or body determines that the indemnitee is not permitted to be indemnified under applicable law. The indemnitee seeking indemnification may challenge such determination. The Deeds of Indemnification provide that in the event the indemnitee receives judgment in his or her favor or the claim against the indemnitee is otherwise disposed of in a manner that allows Mallinckrodt to indemnify such indemnitee under its articles of association as then in effect, Mallinckrodt will reimburse Brand Pharma for any related indemnification payments or expense advancements. Indemnification and advancement of expenses will not be made under the Indemnification Arrangements in connection with proceedings brought by the indemnitee against Mallinckrodt or any of its subsidiaries or any director or officer of Mallinckrodt or any of its subsidiaries, except in specified circumstances.

The foregoing is only a general summary of certain aspects the Deeds of Indemnification and the Indemnification Agreements and does not purport to be complete. It is qualified in its entirety by reference to the form of Deed of Indemnification and form of Indemnification Agreement filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Appointment of Executive Officers

Also in connection with the Distribution, on June 28, 2013, the following individuals became executive officers of Mallinckrodt as set forth in the table below:

Name	Age	Position
Mark Trudeau	51	President, Chief Executive Officer and Director
Matthew Harbaugh	43	Senior Vice President and Chief Financial Officer
Thomas Berry	63	Senior Vice President, Product Supply
Peter Edwards	52	Senior Vice President and General Counsel
Steve Carchedi	51	Senior Vice President and President, Commercial Operations (North America)
Meredith Fischer	60	Senior Vice President, Communications and Public Affairs
Stephen Merrick	52	Senior Vice President and President, Commercial Operations (International)
Ian Watkins	50	Senior Vice President and Chief Human Resources Officer

Mr. Trudeau is the President and Chief Executive Officer of Mallinckrodt and serves on our Board of Directors. Mr. Trudeau joined the Pharmaceuticals segment of Covidien in February 2012 as a Senior Vice President and President of its Pharmaceuticals business. He joined Covidien from Bayer HealthCare Pharmaceuticals LLC USA, the U.S. healthcare business of Bayer AG, where he served as Chief Executive Officer. He simultaneously served as President of Bayer HealthCare Pharmaceuticals, the U.S. organization of Bayer’s global pharmaceuticals business. In addition, he served as Interim President of the global specialty medicine business unit from January to August 2010. Prior to joining Bayer in 2009, Mr. Trudeau headed the Immunoscience Division at Bristol-Myers Squibb. During his 10-plus years at Bristol-Myers Squibb, he served in multiple senior roles, including President of the Asia/Pacific region, President and General Manager of Canada and General Manager/Managing Director in the United Kingdom. Mr. Trudeau was also with Abbott Laboratories, serving in a variety of executive positions, from 1988 to 1998. Mr. Trudeau holds a Bachelor’s degree in chemical engineering and a M.B.A., both from the University of Michigan. Having worked as the President of Covidien’s Pharmaceuticals business for over a year, Mr. Trudeau is familiar with all aspects of our business.

Mr. Harbaugh is the Senior Vice President and Chief Financial Officer of Mallinckrodt. Mr. Harbaugh previously served as Vice President, Finance of Covidien’s Pharmaceuticals business, a position he had held since July 2008. He also served as Interim President of Covidien’s Pharmaceuticals business from November 2010 to January 2012. Mr. Harbaugh joined Covidien’s Pharmaceuticals business in August 2007 as its Vice President and Controller, Global Finance for the Global Medical Imaging business. Mr. Harbaugh was a Lead Finance Executive with Cerberus Capital Management, L.P. from April 2007 until August 2007. Mr. Harbaugh worked for Monsanto from 1997 to 2007 serving in senior U.S. roles in treasury, investor relations, financial planning and analysis and strategy in addition to two international assignments in Canada and Argentina.

Mr. Berry is the Senior Vice President, Product Supply of Mallinckrodt. Mr. Berry previously served as Vice President, Product Supply of Covidien’s Pharmaceuticals business, a position he had held since February 2010. Mr. Berry was Senior Vice President of Global Manufacturing for the Fort Dodge Animal Health division of Wyeth Pharmaceuticals from October 2006 until February 2010.

Mr. Edwards is the Senior Vice President and General Counsel of Mallinckrodt. Mr. Edwards joined Covidien’s Pharmaceuticals business in May 2010 as Vice President and General Counsel. Mr. Edwards joined Covidien from the Solvay Group in Brussels, Belgium, where he served as Executive Vice President and General Counsel for the global pharmaceuticals business from June 2007 until April 2010.

Mr. Carchedi is the Senior Vice President and President of Commercial Operations (North America) of Mallinckrodt. Mr. Carchedi joined Covidien’s Pharmaceuticals business in October 2012 as Vice President and President of Commercial Operations (North America). Mr. Carchedi served from May 2010 to May 2012 as Chief Marketing Officer of General Electric Healthcare where he was responsible for leading worldwide marketing for GE’s Medical Diagnostics business. From April 2009 to May 2010, Mr. Carchedi served as Senior Vice President in charge of the specialty pharmaceuticals business at Endo Pharmaceuticals. From May 2008 to April 2009, Mr. Carchedi served as Senior Vice President, Commercial Operations at Enzon Pharmaceuticals.

Ms. Fischer is the Senior Vice President, Communications and Public Affairs of Mallinckrodt. Ms. Fischer joined Covidien’s Pharmaceuticals business in February 2013 as Vice

President, Communications and Public Affairs of Covidien’s Pharmaceuticals business. Ms. Fischer was employed by Bayer Corporation from December 2001 until February 2013, where she served as Vice President of Communications and Public Policy for Bayer HealthCare and Bayer HealthCare Pharmaceuticals, North America. In that role, she supported Bayer HealthCare’s U.S. pharmaceutical and animal health divisions and the company’s global medical care and consumer care businesses.

Mr. Merrick is the Senior Vice President and President of Commercial Operations (International) of Mallinckrodt. Mr. Merrick joined Covidien’s Pharmaceuticals business in February 2013 as Vice President and President of Commercial Operations (International). Mr. Merrick was employed by Bristol-Myers Squibb Company, where he served as Vice President, Strategic Projects – Intercontinental Region from September 2012 until February 2013, President and General Manager – Brazil from December 2009 until September 2012 and as Vice President – Distributor Markets and Geographic Optimization from November 2007 until December 2009.

Mr. Watkins is the Senior Vice President and Chief Human Resources Officer of Mallinckrodt. Mr. Watkins joined Covidien’s Pharmaceuticals business in September 2012 as the Chief Human Resources Officer. Mr. Watkins served as Vice President, Global Human Resources at Synthes, Inc. from June 2007 to September 2012, which was recently acquired by Johnson & Johnson. Mr. Watkins served as Senior Vice President, Human Resources from 2003 to 2006 for Andrx Corporation, which is now part of Watson/Actavis.

Executive Severance Plan

Mallinckrodt adopted the Mallinckrodt Pharmaceuticals Severance Plan for U.S. Officers and Executives, which provides benefits to Mallinckrodt senior executives, including its named executive officers, upon an involuntary termination of employment for any reason other than “cause”, permanent disability or death. Severance benefits, in the form of base salary continuation, bonus and health benefits, are generally payable for 18 months (24 months for Mallinckrodt’s President and Chief Executive Officer) following termination of employment in accordance with Mallinckrodt’s normal payroll practices. Receipt of these severance benefits is conditioned upon the applicable executive signing a release of claims against Mallinckrodt.

The foregoing summary is qualified in its entirety by reference to the complete terms and conditions of the Mallinckrodt Pharmaceuticals Severance Plan for U.S. Officers and Executives which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Executive Change in Control Severance Plan

Mallinckrodt adopted the Mallinckrodt Pharmaceuticals Change in Control Severance Plan for Certain U.S. Officers and Executives, which provides benefits to Mallinckrodt’s senior executives, including its named executive officers, upon an involuntary termination of employment by Mallinckrodt without “cause” or a “good reason” resignation that occurs during the period beginning 60 days prior to and ending two years following a change in control of Mallinckrodt. Benefits are generally payable following termination of employment in a lump-sum cash payment equal to 1.5 times (two times for Mallinckrodt’s President and Chief Executive Officer)

the sum of the executive’s base salary and the average of the executive’s bonus for the previous three fiscal years. Additional benefits provided upon a change in control termination include full vesting of outstanding time-based equity awards, continued subsidy for health plan premiums for an 18-month period (24 months for Mallinckrodt’s President and Chief Executive Officer) and outplacement services. In the event that a participant qualifies for severance benefits pursuant to the change in control severance plan, he or she will not be eligible for severance benefits pursuant to the executive severance plan. Receipt of these change in control severance benefits is conditioned upon the applicable executive signing a release of claims against Mallinckrodt.

The foregoing summary is qualified in its entirety by reference to the complete terms and conditions of the Mallinckrodt Pharmaceuticals Change in Control Severance Plan for Certain U.S. Officers and Executives which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated by reference herein.

Initial Equity Grants

On July 1, 2013, the Compensation and Human Resources Committee of the Board approved grants of initial equity awards to certain of Mallinckrodt’s executives, including the following grants to the named executive officers of Mallinckrodt:

Name	Awards
Mark Trudeau	81,819 restricted stock units and stock options for 234,437 shares
Matthew Harbaugh	8,750 restricted stock units and stock options for 25,072 shares
Thomas Berry	2,637 restricted stock units and stock options for 7,555 shares
Peter Edwards	5,455 restricted stock units and stock options for 15,630 shares

Each restricted stock unit award (except for Mr. Trudeau’s restricted stock unit award) and stock option award will vest in two equal amounts on each of July 1, 2016 and 2017. The stock option awards have an exercise price of $44.00 per share and a 10-year term. Mr. Trudeau’s restricted stock unit award vests in its entirety on July 1, 2018.

The restricted stock unit awards and stock option awards were made pursuant to the terms and conditions of the Mallinckrodt Pharmaceuticals Stock and Incentive Plan that became effective on July 1, 2013, a description of which is included under the section “Executive Compensation” in the Information Statement, which is incorporated by reference herein, and pursuant to the terms and conditions of the applicable award agreements, the forms of which are filed as Exhibits 10.8, 10.9 and 10.10 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2013, Mallinckrodt filed its Certificate of Incorporation (the “Certificate of Incorporation”) with the Irish Registrar of Companies. Effective as of June 12, 2013, Mallinckrodt adopted its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Articles”). A description of the material provisions of the Amended and Restated Articles is included under the section “Description of Mallinckrodt’s Share Capital” in the Information Statement, which is incorporated herein by reference. The description is qualified in its entirety by reference to the Certificate of Incorporation and the Amended and Restated Articles, filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Distribution, effective June 28, 2013, the Board adopted Corporate Governance Guidelines and a Guide to Business Conduct. A copy of the Company’s Corporate Governance Guidelines and Guide to Business Conduct are available under the Investors section of Mallinckrodt’s website, www.mallinckrodt.com, and are filed as Exhibits 14.1 and 14.2, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Separation and Distribution Agreement between Covidien plc and Mallinckrodt plc, dated June 28, 2013.

3.1	Certificate of Incorporation of Mallinckrodt plc.

3.2	Amended and Restated Memorandum and Articles of Association of Mallinckrodt plc.

4.1	Rights Agreement between Mallinckrodt plc and Computershare Trust Company, N.A., dated as June 28, 2013, which includes the form of Right Certificate as Exhibit B thereto and the Summary of Rights to Purchase Preferred Shares as Exhibit C thereto.

4.2	Indenture, dated as of April 11, 2013, by and among Mallinckrodt International Finance S.A., Covidien International Finance S.A. and Deutsche Bank Trust Company Americas, as trustee.

4.3	Supplemental Indenture, dated as of June 28, 2013, by and among Mallinckrodt plc, Mallinckrodt International Finance S.A. and Deutsche Bank Trust Company Americas, as trustee.

10.1	Tax Matters Agreement between Covidien plc and Mallinckrodt plc, dated June 28, 2013.

10.2	Employee Matters Agreement between Covidien plc and Mallinckrodt plc, dated June 28, 2013.

10.3	Transition Services Agreement between Covidien plc and Mallinckrodt plc, dated June 28, 2013.

10.4	Form of Deed of Indemnification by and between Mallinckrodt plc and Directors and Secretary.

10.5	Form of Indemnification Agreement by and between Mallinckrodt Brand Pharmaceuticals, Inc. and Directors and Secretary.

10.6	Mallinckrodt Pharmaceuticals Severance Plan for U.S. Officers and Executives.

10.7	Mallinckrodt Pharmaceuticals Change in Control Severance Plan for Certain U.S. Officers and Executives.

10.8	Mallinckrodt plc Stock and Incentive Plan Terms and Conditions of Restricted Unit Award for Chief Executive Officer.

10.9	Mallinckrodt plc Stock and Incentive Plan Terms and Conditions of Option Award.

10.10	Mallinckrodt plc Stock and Incentive Plan Terms and Conditions of Restricted Unit Award.

14.1	Corporate Governance Guidelines.

14.2	Guide to Business Conduct.

99.1	Press Release, dated July 1, 2013.

99.2	Information Statement of Mallinckrodt plc, dated June 17, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2013

MALLINCKRODT PUBLIC LIMITED COMPANY

By:	/s/ Peter G. Edwards
Name:	Peter G. Edwards
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement between Covidien plc and Mallinckrodt plc, dated June 28, 2013.

3.1	Certificate of Incorporation of Mallinckrodt plc.

3.2	Amended and Restated Memorandum and Articles of Association of Mallinckrodt plc.

4.1	Rights Agreement between Mallinckrodt plc and Computershare Trust Company, N.A., dated as June 28, 2013, which includes the form of Right Certificate as Exhibit B thereto and the Summary of Rights to Purchase Preferred Shares as Exhibit C thereto.

4.2	Indenture, dated as of April 11, 2013, by and among Mallinckrodt International Finance S.A., Covidien International Finance S.A. and Deutsche Bank Trust Company Americas, as trustee.

4.3	Supplemental Indenture, dated as of June 28, 2013, by and among Mallinckrodt plc, Mallinckrodt International Finance S.A. and Deutsche Bank Trust Company Americas, as trustee.

10.1	Tax Matters Agreement between Covidien plc and Mallinckrodt plc, dated June 28, 2013.

10.2	Employee Matters Agreement between Covidien plc and Mallinckrodt plc, dated June 28, 2013.

10.3	Transition Services Agreement between Covidien plc and Mallinckrodt plc, dated June 28, 2013.

10.4	Form of Deed of Indemnification by and between Mallinckrodt plc and Directors and Secretary.

10.5	Form of Indemnification Agreement by and between Mallinckrodt Brand Pharmaceuticals, Inc. and Directors and Secretary.

10.6	Mallinckrodt Pharmaceuticals Severance Plan for U.S. Officers and Executives.

10.7	Mallinckrodt Pharmaceuticals Change in Control Severance Plan for Certain U.S. Officers and Executives.

10.8	Mallinckrodt plc Stock and Incentive Plan Terms and Conditions of Restricted Unit Award for Chief Executive Officer.

10.9	Mallinckrodt plc Stock and Incentive Plan Terms and Conditions of Option Award.

10.10	Mallinckrodt plc Stock and Incentive Plan Terms and Conditions of Restricted Unit Award.

14.1	Corporate Governance Guidelines.

14.2	Guide to Business Conduct.

99.1	Press Release, dated July 1, 2013.

99.2	Information Statement of Mallinckrodt plc, dated June 17, 2013.